UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 14, 2012

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

At our 2012 Annual Meeting of Stockholders held on June 14, 2012, our stockholders voted on the election of directors.  At the close of business on April 16, 2012, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 18,921,798 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting.  The holders of 11,908,360 shares of our common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, each of the persons identified below was re-elected as a director, with the final voting results as specified below.

Nominee for Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Richard D. Calder	11,866,360	42,000	0	0
H. Brian Thompson	11,866,360	42,000	0	0
S. Joseph Bruno	9,958,152	1,950,208	0	0
Didier Delepine	9,958,152	1,950,208	0	0
Rhodric C. Hackman	9,958,152	1,950,208	0	0
Howard E. Janzen	11,868,360	40,000	0	0
Morgan O’Brien	11,868,360	40,000	0	0
Theodore B. Smith, III	11,868,360	40,000	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TELECOM & TECHNOLOGY, INC.

By	/s/ Chris McKee
Chris McKee
Secretary and General Counsel

Date: June 20, 2012